Exhibit 99.1

HIGH PERFORMANCE TECHNOLOGIES, INC.

INTERIM FINANCIAL STATEMENTS

JUNE 30, 2011

HIGH PERFORMANCE TECHNOLOGIES, INC

FINANCIAL STATEMENTS

JUNE 30, 2011

CONTENTS

Page

Financial Statements

Balance Sheet	2
Statement of Income	3
Statement of Cash Flows	4
Notes to the Financial Statements	5 - 10

HIGH PERFORMANCE TECHNOLOGIES, INC.
BALANCE SHEET (Unaudited)
JUNE 30, 2011
 (in thousands, except share data)

ASSETS

Current assets

Cash and cash equivalents	$1,090
Contract receivables, net	22,097
Notes receivable from employees	151
Prepaid expenses and other current assets	855

Total current assets	24,193

Notes receivable from employees	39
Property and equipment, net	2,273
Deposits	5

Total assets	$26,510

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accounts payable and accrued expenses	$13,879
Billings in excess of revenue recognized	292
Deferred rent	159
Income tax payable	129
Deferred state income taxes	124

Total current liabilities	14,583

Deferred rent	1,640

Total liabilities	16,223

Commitments

Stockholders’ equity

Common stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding	-
Retained earnings	10,287

Total stockholders’ equity	10,287

Total liabilities and stockholders’ equity	$26,510

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE TECHNOLOGIES, INC.
STATEMENT OF INCOME (Unaudited)
SIX MONTHS ENDED JUNE 30, 2011
 (in thousands)

Contract revenue

Services	$53,355
Other	212

Total contract revenue	53,567

Costs of revenue

Cost of services revenue	41,258
Cost of other revenue	205
General and administrative	4,358
Depreciation and amortization	333
Stock compensation expense	1,631

Total costs of revenue	47,785

Operating income	5,782

Other income (expense)

Interest and other income	26
Interest expense	(5)

Total other income, net	21

Income before state income taxes	5,803

Provision for state income taxes	(144)

Net income	$5,659

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS (Unaudited)
SIX MONTHS ENDED JUNE 30, 2011
(in thousands)

Cash flows from operating activities:

Net income	$5,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	333
Deferred rent	(71)
Employee stock compensation	1,631
Changes in operating assets and liabilities:
Contract receivables	(3,789)
Prepaid expenses and other current assets	(92)
Accounts payable and accrued expenses	1,492
Income taxes payable	129
Billings in excess of revenue recognized	15

Total adjustments	(352)

Net cash provided by operating activities	5,307

Cash flows from investing activities:

Decrease in notes receivable from employees	5,818
Purchases of property and equipment	(208)
Increase in deposits	(46)

Net cash provided by investing activities	5,564

Cash flows from financing activities:

Proceeds from the sale of common stock	10
Repurchase of common stock	(348)
Repurchase of stock options at acquisition	(26,080)
Net distributions to stockholders	(1,167)

Net cash used in financing activities	(27,585)

Net decrease in cash	(16,714)

Cash at the beginning of the year	17,804

Cash at the end of the year	$1,090

The accompanying notes are an integral part of these financial statements.

HIGH PERFORMANCE TECHNOLOGIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

High Performance Technologies, Inc. (the Company) was incorporated on November 27, 1991, under the laws of the State of Florida.  The Company integrates concept, design, and development to help its customers successfully achieve their strategic information technology goals by providing a full range of services in Mission Critical Systems Engineering and Development, Performance Based Architecture and Applied Science.

Mission Critical Systems Engineering and Development fuses creativity and discipline into development and implementation of flexible scalable solutions.

Performance Based Architecture provides the concept for a successful program.

Applied Science work within government R&D laboratories provides unique insight into tomorrow’s needs, mitigating the risk of technology adoption in a program’s design.

On June 30, 2011, the Company sold 100% of its outstanding shares to Dynamics Research Corporation (“DRC”) for $143 million in cash.  The terms of the transaction and the consideration paid by DRC to the Company were a result of arm’s length negotiations between the representatives of both parties. Prior to the completion of the transaction, the Company did not have a material relationship with DRC.

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Such estimates also affect the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from estimates under different assumptions or conditions.

Revenue recognition

Revenue from cost-reimbursable contracts is recognized on the basis of reimbursable contract costs incurred during the period, increased by the applicable overhead and general and administrative costs, plus a percentage of the fixed fee.  Revenue from time and material contracts is recognized on the basis of man-hours utilized, plus other reimbursable contract costs incurred during the period.  Revenue from firm-fixed price contracts is recognized on either the proportional performance method or on a straight-line basis.  The proportional performance method is used when a certain level of effort is specified and costs incurred provide a reasonable surrogate for the output measurement of contract performance.   Under the proportional performance method, individual contract revenue earned is measured by the percentage of contract costs incurred bear to management’s estimate of total contract costs to be incurred at completion.  When services are performed, or are expected to be performed consistently throughout an arrangement, revenue on those fixed-price contracts is recognized ratably over the period benefited.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which such revisions are determined.
Service revenue includes revenue derived from labor intensive contracts and related reimbursement of expenses associated with those contracts. Other revenue includes revenue derived from the sale of hardware and software products associated with systems integration contracts.

Multiple agencies of the federal government directly or indirectly provided the majority of the Company’s contract revenue during the six months ended June 30, 2011.

Federal government contract costs for 2007 through the six months ended June 30, 2011, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency.  Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

Costs of revenue

Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards.  Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards, and are not allocable to contracts for billing purposes.  Such costs and expenses do not directly generate revenues, but are necessary for business operations.

Cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Contract receivables

Contract receivables are generated from prime and subcontracting arrangements with federal governmental agencies and various commercial entities.  Billed amounts represent invoices that have been prepared and sent to the customer.  Unbilled amounts represent costs and anticipated profits awaiting milestones to bill.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.  Management believes that the recorded allowance for doubtful accounts is adequate.

Billed contract receivables are considered past due if the invoice has been outstanding more than 30 days.  The Company does not charge interest on billed contract receivables; however, federal governmental agencies generally pay interest on invoices outstanding more than 30 days.  The Company records interest income from federal governmental agencies when received.

Property and equipment

Property and equipment is stated at cost.  Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired, or otherwise disposed of, the cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the assets of three to seven years.  Amortization of leasehold improvements is computed using the straight-line basis over the lesser of the estimated useful lives of the underlying assets or the terms of the related leases.

Income taxes

The Company has elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately account for their pro rata share of the Company’s items of income, deductions, losses and credits.  Consequently, the Company is not liable for federal or state income taxes, except to the extent the Company operates in jurisdictions that do not recognize S Corporation status, such as the District of Columbia, where the Company pays a franchise tax, and the State of New Jersey, where the Company is taxed as a C Corporation.  A provision of $144,000 for state income taxes is reflected in the accompanying financial statements.

In accordance with authoritative guidance on accounting for uncertainty in income taxes issued by the Financial Accounting Standards Board (FASB), management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.  The Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years ended December 31, 2006 and prior.

Stock-based compensation

The Company accounts for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values.  Under authoritative guidance issued by the FASB, companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model.  The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statements of income.  The Company uses the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards.

The Company utilizes the prospective transition method, which requires the application of the accounting standard to new awards made, as well as awards from previous years that have been modified, repurchased, or cancelled after December 31, 2005.  The Company continues to account for any portion of awards outstanding at December 31, 2005 using the accounting principles originally applied to those awards (either the minimum value method, or the authoritative guidance for accounting for certain transactions involving stock compensation).  Under these methods, the Company did not recognize any compensation cost during 2010 or the six months ended June 30, 2011 for stock options and other awards to employees and directors granted prior to January 1, 2006.

Valuation of long-lived assets

The Company accounts for the valuation of long-lived assets under authoritative guidance issued by the FASB, which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of such an asset may not be recoverable.  Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

No indicators of impairment were identified for the six months ended June 30, 2011.

Concentrations of credit risk

The Company’s assets that are exposed to credit risk consist primarily of cash and contract receivables.  Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government.  Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.  The Company maintains cash balances that may at times exceed federally insured limits.  Cash balances are maintained at high-quality financial institutions and the Company believes the credit risk related to these cash balances is minimal.

NOTE 2 - CONTRACT RECEIVABLES AND BILLINGS IN EXCESS OF REVENUE RECOGNIZED

Contract receivables consist of the following at June 30, 2011 (in thousands):

Billed receivables	$11,164
Unbilled receivables:
Amounts currently billable	12,258
Indirect rate variances, net	(288)

23,134
Less: allowance for doubtful accounts	(1,037)

$22,097

Billings in excess of revenue recognized	$292

Billings in excess of revenue recognized are comprised primarily of timing differences between billings (which are determined based upon contractually set milestones) and amounts recognized as earned (which are based upon costs incurred and contract performance).

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31 (in thousands):

Leasehold improvements	$2,064
Computer hardware and software	2,069
Office furniture and fixtures	1,255

5,388
Less: accumulated depreciation and amortization	(3,115)

$2,273

Depreciation and amortization expense on property and equipment totaled $333,000 for the six months ended June 30, 2011.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following at June 30, 2011 (in thousands):

Accounts payable and accrued expenses	$6,739
Accrued salaries and related liabilities	7,140

$13,879

NOTE 5 - BANK LINE-OF-CREDIT

The Company had a bank line-of-credit that was limited to the lesser of $4.5 million or 80% - 90% of eligible billed contracts receivable.  Borrowings under this line-of-credit agreement were due on demand, were secured by all assets of the Company, and bear interest at LIBOR plus a margin of 2% (2.25% at June 30, 2011).  This agreement expired on June 30, 2011.

The bank line-of-credit agreement includes financial covenants requiring the Company to maintain certain financial ratios.

NOTE 6 - RETIREMENT PLAN

The Company maintains a defined contribution 401(k) profit sharing plan (the Plan) for all employees who are over the age of 21. Participants may make voluntary contributions up to the maximum amount allowable by law. Company contributions to the Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.  The Company recorded contributions to the Plan of $558,827 for the six months ended June 30, 2011.

NOTE 7 - STOCKHOLDER’S EQUITY

Common stock transactions

During the six months ended June 30, 2011, the Company repurchased 1,467 shares of common stock for $347,562.

Incentive stock option plan

Under the terms of the Company’s Incentive Stock Option Plan, the Company may grant options for up to 1,000,000 shares of Common Stock - 1 vote per share. The exercise price of each option is equal to or greater than the market price of the Company’s stock on the date of the grant. The Board of Directors shall fix the term and the vesting of all options issued under this plan; however, in no event will the term exceed 10 years.

The fair value of each option award is estimated on the date of grant using the Black-Scholes Option Pricing Model using the weighted average assumptions noted in the following table:

Expected volatility	30%
Expected dividend yield	0%
Expected option term (in years)	10
Risk-free interest rate	3.18%

The expected volatility of the options granted was estimated using the historical volatility of share prices of publicly traded companies within the same or similar industry as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market.  The expected dividends are based on the Company’s historical estimated issuance and management’s expectations for dividend issuance in the future.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Presented below is a summary of the status of the stock options under the Stock Option Plan for the six months ended June 30, 2011:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2010	258,835	$15.38
Granted	5,000	$102.59
Exercised	(8,973)	$17.35
Forfeited or expired	(12,252)	$26.70
Accelerated and repurchased at acquisition	(242,610)	$17.08

Outstanding at June 30, 2011	-	$-	-

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2011 was $102.59.  The intrinsic value of stock options exercised during the six months ended June 30, 2011 totaled $331,518. The Company charged compensation expense of $1,631,030 to operations during the six months ended June 30, 2011.  During the six months ended June 30, 2011, cash received under all share-based compensation arrangements totaled $17,205.

As a result of the acquisition of the Company by DRC on June 30, 2011, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan subsequent to December 31, 2006.  The total fair value of the shares under stock options granted that vested during the six months ended June 30, 2011 totaled $346,157.